UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROKU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On November 18, 2019, Roku, Inc. (“Roku”) borrowed $100.0 million aggregate principal amount of term loans pursuant to the Credit Agreement, dated as of February 19, 2019, as amended on May 3, 2019 by an Incremental Assumption and Amendment No. 1 (the “Credit Agreement” and the “Amendment”), by and among Roku, as borrower, the lenders from time to time party thereto, the issuing banks from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. Please see our Current Reports on Form 8-K (file no. 001-38211) as filed with the Securities and Exchange Commission on February 21, 2019 and May 6, 2019, for further information regarding the Credit Agreement and the Amendment.

The description of the Credit Agreement set forth in this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, filed as Exhibit 10.32 to our Annual Report on Form 10-K for the year ended December 31, 2018, and the Amendment, filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: November 18, 2019

	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer